As filed with the Securities and Exchange Commission on November 10, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOEING CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	95-2564584
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Naches Avenue, SW

Third Floor

Renton, Washington 98057

(425) 965-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David F. Menz, Esq.

Secretary

Boeing Capital Corporation

PO Box 3707, MC 6Y1-02

Seattle, Washington 98124-2207

(425) 965-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Lisa L. Jacobs, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Small reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered(1)(2)	Amount to be Registered(1)	Proposed maximum aggregate offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt securities	(2)

1)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate amount of securities is being registered as may from time to time be issued at indeterminate prices. Pursuant to Rule 457(p) under the Securities Act of 1933, the unutilized filing fee of $127,725, of which $69,800 was previously paid by Boeing Capital Corporation with respect to Registration Statement No. 333-154844, which was initially filed on October 30, 2008, and of which $57,925 was previously paid by The Boeing Company with respect to Registration Statement No. 333-113844, which was initially filed on March 23, 2004 and applied to the filing fee payable pursuant to Boeing Capital Corporation’s Registration Statement No. 333-154844, is being applied to the filing fee payable pursuant to this registration statement.
2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

PROSPECTUS

BOEING CAPITAL CORPORATION

Debt Securities

Boeing Capital Corporation may offer from time to time, in one or more offerings, any combination of its senior debt securities and subordinated debt securities.

We will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.

See “Risk Factors” on page 2 of this prospectus to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

November 10, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (SEC). By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell the securities described in this prospectus.

Each time we use this prospectus to offer debt securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the debt securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information contained in the prospectus supplement.

We have not authorized anyone to provide you with any different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.

To understand the terms of the debt securities described in this prospectus, you should carefully read the applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Documents Incorporated by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room described under “Where You Can Find More Information About Us.”

The terms “Boeing Capital,” “the Company,” “we,” “us” or “our” mean Boeing Capital Corporation and its subsidiaries unless the context otherwise requires, and all references to “Boeing” mean The Boeing Company. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus and in the prospectus supplement may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to:

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the financial condition of the airline industry, which could be adversely affected by changes in general economic conditions, credit ratings, increases in fuel-related costs, the liquidity of the global financial markets, responses to increasing environmental concerns, as well as events such as war, terrorist attacks or a serious health epidemic;

•	the impact of bankruptcies, restructurings or mergers and acquisitions on commercial airline customers;

•	the impact of changes in aircraft valuations;

•	the sufficiency of our liquidity, including access to capital markets;

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the impact on us of strategic decisions by Boeing, including the amount of financing necessary to support the sale of Boeing products, the level and types of transactional or other support made available to us by Boeing and the ending of production of certain aircraft programs;

•	a decline in Boeing’s or our financial performance, outlook or credit ratings;

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the availability of commercial and governmental financing and the extent to which we are called upon to fund Boeing’s and our outstanding financing commitments or satisfy other financing requests, and our ability to satisfy those requirements;

•	reduced lease rates as a result of competition in the used aircraft market, or the inability to maintain aircraft on lease at satisfactory lease rates;

•	financial, legal, tax, regulatory, legislative and accounting changes or actions that may affect the overall performance of our business;

•	the adequacy of coverage of our allowance for losses on receivables;

•	volatility in our earnings due to the timing of asset sales, other risk mitigation activities, fluctuations in our portfolio size and changes in interest rates; and

•	other risk factors listed from time to time in our filings with the Securities and Exchange Commission.

Any forward-looking statement here speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

BOEING CAPITAL CORPORATION

Boeing Capital Corporation is a wholly owned subsidiary of The Boeing Company. In the commercial aircraft market, we facilitate, arrange, structure and provide selective financing solutions for Boeing’s Commercial Airplanes customers. In the space and defense markets, we primarily arrange and structure financing solutions for Boeing’s Defense, Space & Security customers.

As of September 30, 2011, our portfolio consisted of equipment under operating leases, finance leases, notes and other receivables, investments, and assets held for sale or re-lease. As of September 30, 2011, our portfolio totaled $4.3 billion. As of September 30, 2011, we owned 234 commercial aircraft and had partial ownership or security interest in an additional 42 aircraft.

We and Boeing entered into a support agreement on December 23, 2003 with the following principal features:

•	Boeing will maintain 51% or greater ownership of us,

•	Boeing will make contributions to us if our fixed-charge coverage ratio falls below 1.05-to-1 on a four-quarter rolling basis, and

•	Boeing will make contributions to us, if needed, to maintain our tangible net worth at a level of at least $50 million.

The support agreement may not be modified or terminated unless (a) the holders of at least two-thirds of the aggregate principal amount of our debt then outstanding consent or (b) the modification or termination does not adversely affect the credit ratings of our debt (as determined by each of Moody’s, Standard & Poor’s, and Fitch that rates our debt at the time of the modification or termination). “Debt” for purposes of the support agreement means all present or future indebtedness of Boeing Capital for borrowed money, evidenced by bonds, debentures, notes or similar instruments, excluding intercompany indebtedness. The support agreement is not a guarantee of any of our indebtedness, and is not directly enforceable against Boeing by third parties. The holders of more than 50% of the aggregate outstanding principal amount of all debt have the right to demand that Boeing Capital enforce its rights with respect to the obligations of Boeing listed above.

Boeing Capital was incorporated in Delaware in 1968. Our principal executive office is located at 500 Naches Avenue, SW, Third Floor, Renton, Washington 98057 and our telephone number is (425) 965-4000.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially affected by any of these risks.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the debt securities:

•	to purchase equipment for leases, to make loans and to fund other investments;

•	to fund the acquisition of businesses and parts of businesses; and

•	for other general corporate purposes such as reducing indebtedness, including indebtedness we may owe from time to time to Boeing or other affiliates.

We expect to incur additional indebtedness in connection with our financing operations. However, the amount, timing and precise nature of that indebtedness have not yet been determined and will depend upon the volume of our business, the availability of credit and general market conditions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of our earnings to fixed charges for the periods indicated:

	Year Ended December 31,
Nine Months Ended September 30, 2011	2010	2009	2008	2007	2006
2.4	2.0	1.7	1.7	1.8	1.8

For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before provision for income taxes and fixed charges. Fixed charges consist of interest expense.

THE DEBT SECURITIES

We may offer and sell from time to time two types of debt securities. We have designated the first type as senior securities and the second type as subordinated securities.

The senior securities and subordinated securities will be issued under an indenture dated as of November 10, 2011 between Boeing Capital and Deutsche Bank Trust Company Americas, as trustee. The senior securities and subordinated securities are referred to herein as the “debt securities.” Deutsche Bank Trust Company Americas is herein referred to as the “trustee.”

The following description of the debt securities relates generally to every series of debt securities. The prospectus supplement will describe the particular terms of any debt securities we may offer. The following summaries of the debt securities are incomplete and may not include all of the information important to you. We urge you to read the indenture and the description of the debt securities included in the prospectus supplement. If any information in the prospectus supplement differs from the general terms described below, you should rely on the information in the prospectus supplement with respect to the particular debt securities being offered. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

As of November 10, 2011, there was no senior or subordinated indebtedness outstanding under the indenture.

General

The debt securities will be unsecured general obligations of Boeing Capital. The senior securities will rank equally with all of our other unsecured and unsubordinated indebtedness.

The indenture does not limit the aggregate principal amounts of debt securities that may be issued. The indenture allows us to issue debt securities from time to time in one or more series with varying maturities, at par or at a discount. The indenture also gives us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

You should refer to the prospectus supplement applicable to the debt securities for which this prospectus is being delivered with respect to the following terms:

•	the title of the debt securities being offered and whether they are senior securities or subordinated securities;

•	the aggregate principal amount and the denominations in which the debt securities are being offered;

•	the price or prices at which the debt securities are being offered or the method of determining those prices;

•	the date or dates on which the principal of the debt securities is scheduled to become due, or the method by which this date or these dates will be determined or extended;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest or the formula by which the interest will be calculated;

•	the date or dates from which such interest will accrue, and the method by which such interest will be paid;

•	the place or places where the principal, premium, if any, and interest, if any, on that issue of debt securities will be payable;

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the place or places where that issue of debt securities may be surrendered for exchange, and notices or demands in respect of the debt securities may be served and any registered securities may be surrendered for registration of transfer;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	the terms and conditions, if any, upon which we may redeem the debt securities prior to their stated maturity;

•	any obligation by us to redeem, purchase or repay the debt securities at the option of the holder;

•	any provisions for the establishment of a sinking, purchase or other similar fund, if any;

•	whether the debt securities will be issued in whole or in part in the form of a global certificate;

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any provisions for the payment of specified taxes, assessments or other governmental charges to non-United States persons or option to redeem the affected debt securities in lieu of making such payments;

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the currency or currency unit of payment of principal of and premium, if any, and interest on such debt securities, and any index used to determine the amount of principal of and premium, if any, and interest on such debt securities;

•	any additional covenants applicable to the debt securities;

•	any additional events of default other than those described in the indenture;

•	any modifications or deletions of any events of default or covenants applicable to the debt securities; and

•	any other terms of such debt securities.

Form, Exchange, Registration and Transfer

The debt securities of a series will be issued in fully registered form and may be issuable in permanent global form.

The debt securities may be presented for exchange and registration of transfer at the offices of the trustee maintained for that purpose in the Borough of Manhattan, The City of New York. The debt securities may also be submitted to transfer agents designated by us in the applicable prospectus supplement. The transfer or exchange will be effected when the trustee or authorized transfer agent is satisfied with the documents of title and the identity of the person making the request. At a minimum, we will establish transfer agents in each place where payments can be made with respect to such series. Additional transfer agents may be designated in the prospectus supplement or otherwise from time to time and we reserve the right to rescind the designation of any transfer agent or to approve a change in the location through which any transfer agent acts. While there will be no service charge for any registration of transfer or exchange of the debt securities, we may require payment of an amount sufficient to cover any taxes and other governmental charges associated with such registration.

If only part of a series of outstanding debt securities is to be called for redemption, we will not be required to do the following:

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register the transfer of or exchange of the debt securities of the series to be redeemed from 15 days before the date notice is given identifying the serial numbers of the debt securities to be redeemed and ending at the close of business on the day of mailing of the notice of redemption; or

•	register the transfer or exchange of any registered security called for redemption except for the portion, if any, that is not being redeemed.

Payment

We will make payments of principal of and premium, if any, and interest, if any, on the securities at the offices of the agent or agents designated by us to make such payments. We may also make payments of interest, at our option, by check mailed to the address of the person appearing on the securities register maintained by trustee or by wire transfer to the account of the person appearing on such register. Unless otherwise indicated in the applicable prospectus supplement, we will make payments of interest due on the registered securities to the holder of record as it appears on the register maintained by the trustee at the close of business on the date established for making such determination.

We have designated the trustee as our sole paying agent for the debt securities. We have designated the trustee as paying agent in the Borough of Manhattan, The City of New York.

Additional paying agents may be designated in the prospectus supplement or otherwise from time to time and we reserve the right to rescind the designation of any paying agent or to approve a change in the location through which any paying agent acts.

Any moneys we pay to a paying agent for the payment of principal of, premium, or interest on the debt securities which remains unclaimed at the second anniversary of the date such payment was due will be returned to us and thereafter holders of debt securities shall look only to us, as general unsecured creditors, for payment.

Certain Covenants

Definitions.

The following defined terms will be used in this description of the covenants:

•	“capital stock” means any and all shares, interests, participations or other equivalents (however designated) evidencing equity ownership.

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“commodity agreement” means any forward contract, commodity swap, commodity option or other financial agreement or arrangement relating to, or the value of which is dependent upon fluctuations in commodity prices.

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“consolidated assets” means the amount of all assets which under accounting principles generally accepted in the United States of America as in effect on the date of such balance sheet would appear on our consolidated balance sheet (after deducting related depreciation, amortization, unearned finance charges, allowance for credit losses and other valuation reserves), but not including goodwill, unamortized debt discount and expenses, corporate organization expenses, patents and trademarks.

•	“corporation” includes corporations, partnerships, limited liability partnerships or companies, joint ventures, incorporated or unincorporated associations, companies and business trusts.

•	“currency agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

•

“debt” means, with respect to any person, all obligations for borrowed money of such person which in accordance with accounting principles generally accepted in the United States of America shall be classified upon a balance sheet of such person as liabilities of such persons, including (a) direct debt and other similar monetary obligations of such person, (b) obligations secured by any lien upon property owned by such person or obligations created or arising under any conditional sale, capital lease, or other title retention agreement with respect to property acquired by such person; provided, however, that debt does not include any indebtedness, including purchase money indebtedness, with respect to which a creditor has no recourse against the obligor except recourse to specific property the acquisition of which was financed by or otherwise secures such indebtedness, or the proceeds of any sale or lease of such property or both, and (c) obligations under agreements to pay installments of purchase price or other like payments with respect to fixed assets not utilized by such person or its subsidiaries in the ordinary course of business, including obligations ostensibly to pay rent under which an equity interest is to be acquired in the rented property. Debt includes all guarantees of such person to the extent the amount of such guarantees is in excess of 50% of the shareholder’s equity of such person.

•	“entity” means any corporation, company, limited liability company, partnership, joint venture, association, joint-stock company, or trust.

•

“hedging obligations” of any person means the obligations of such person pursuant to any interest rate agreement, currency agreement, commodity agreement or derivative contract entered into to hedge interest rate risk, currency exchange risk, and commodity price risk.

•	“interest rate agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

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“lien” means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract (but excluding a landlord’s statutory lien for rent not yet due), and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of the indentures, Boeing Capital or a subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, capital lease or other arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes.

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“original issue discount security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof.

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“person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

•	“property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

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“senior indebtedness” means all of the indebtedness of, or guaranteed by, Boeing Capital for borrowed money (including the principal of, premium, if any, or interest on any such borrowed money and any commitment fees for unborrowed amounts which, if borrowed, would constitute senior indebtedness), whether currently outstanding or hereafter incurred, unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of Boeing Capital.

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“shareholder’s equity” of any person means the shareholder’s equity appearing on the balance sheet of such person as determined under accounting principles generally accepted in the United States of America.

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“subordinated indebtedness” means the subordinated securities and all other indebtedness of, or guaranteed by, Boeing Capital whether or not outstanding on the date of the subordinated indenture, which is by the terms thereof made subordinate and junior in right of payment to all senior indebtedness.

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“subsidiary” means any subsidiary of Boeing Capital, the outstanding voting stock of which is more than 50% owned, directly or indirectly, by Boeing Capital or by one or more of its subsidiaries. For the purposes of this definition, “voting stock” as applied to stock of any corporation, means shares, interests, participations or other equivalents in the equity interest (however designated) of such corporation having ordinary voting power for the election of a majority of the board of directors, managers or trustees (or the equivalent) of such corporation, other than shares, interests, participations or other equivalents having such power by reason of the occurrence of any contingency.

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“U.S. government obligations” means generally direct noncallable obligations of the United States of America for the payment of which its full faith and credit is pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

Limitation upon Liens

The indenture provides that we will not, and will not permit any subsidiary to, incur, assume or enter into a guarantee of, any debt secured by any lien upon any of our or our subsidiaries’ property or assets unless the debt securities then outstanding shall be equally and ratably secured (subject, in the case of the subordinated securities, to subordination as to rights of payment as provided in the indenture), with any other debt so secured, except that this restriction on liens will not apply to debt secured by the following liens:

(a) leases or subleases of property to others in the ordinary course of our or any subsidiary’s business or lease or sublease any property if such property is not needed by us or any subsidiary in the operation of our or such subsidiary’s business;

(b) liens on property acquired or constructed by us or a subsidiary to secure the purchase price of such property (or to secure indebtedness for money borrowed or incurred prior to or within 12 months after the acquisition or construction of any such property to be subject to such lien for the purpose of such acquisition or construction), or liens existing on any such property at the time of acquisition, whether or not assumed, or any lien existing on any property of any person at the time it becomes a subsidiary or is merged or consolidated with Boeing Capital or any subsidiary or at the time of acquisition of the assets of a person as an entirety or substantially as an entirety by Boeing Capital or any subsidiary, and any conditional sales agreement or other title retention agreement with respect to any property acquired after the date of the indenture; provided, however, that the aggregate principal amount of the indebtedness secured by all such liens on any particular property shall not exceed the cost of such property, including improvements, to Boeing Capital or the subsidiary, and provided, further, that any such lien does not extend to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed;

(c) liens that secure indebtedness for borrowed money, including purchase money indebtedness, which are incurred to finance or refinance (irrespective of whether the original acquisition of the property was with or from money borrowed) the acquisition of property subject to such lien and in respect of which the creditor has no recourse against Boeing Capital or the subsidiary except recourse to such property or to the proceeds of any sale or lease of such property or both;

(d) liens on property of Boeing Capital or the subsidiary in favor of the United States of America or any state thereof, or any department, governmental body, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract, or statute relating thereto;

(e) deposits with or giving any form of security to any governmental agency or other body created or approved by law or governmental regulation in order to enable Boeing Capital or the subsidiary to maintain self-insurance, or to participate in any fund or payment in connection with workmen’s compensation, unemployment insurance, old-age pensions, or other social security, or to share in any privileges or other benefits available to corporations participating in such arrangements, or for any other purpose at any time required by law or regulation promulgated by any government agency or office as a condition to the transaction of any business or the exercise of any privilege or license, or deposit assets of Boeing Capital or the subsidiary with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by Boeing Capital or the subsidiary from any judgment or decree against it, or in connection with any other proceedings in actions at law or suits in equity by or against Boeing Capital or the subsidiary;

(f) (i) liens for taxes, assessments or other governmental charges or levies which are not yet due or payable without penalty or of which amount, applicability or validity is being contested by Boeing Capital or the subsidiary in good faith by appropriate proceedings and Boeing Capital or the subsidiary shall have set aside on its books reserves which it deems to be adequate (segregated to the extent required by accounting principles generally accepted in the United States of America), provided, that foreclosure, distraint, sale or similar proceedings (other than those that may be and are cured by payment) have not been commenced, (ii) the liens of any judgment and other similar liens arising in connection with court proceedings, provided such lien is discharged or the execution or other enforcement of such lien is effectively stayed within six months of the creation of such lien, (iii) undetermined liens or charges incident to construction, (iv) materialmen’s, mechanics’, workmen’s, repairmen’s, landlords’ liens for rent or other like liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested by Boeing Capital or the subsidiary in good faith by appropriate proceedings, or deposits to obtain the release of such liens or (v) any encumbrances consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title to such real property, which do not materially impair the use of such property by Boeing Capital in the operation of its business or the value of such property for the purpose of such business;

(g) liens in favor of any lender of moneys or holder of commercial paper of Boeing Capital or any subsidiary in the ordinary course of business a banker’s lien or right of offset in the holder of such indebtedness on moneys of Boeing Capital or any subsidiary deposited with such lender or holder in the ordinary course of business;

(h) liens that relate solely to the purchase of, or the investment in or with respect to, a specific item or items of tangible personal property and that secure indebtedness evidenced by participation certificates, trust certificates, indentures or the like, however denominated, provided that no such lien shall constitute a general lien or mortgage on substantially all the tangible assets of Boeing Capital;

(i) liens with respect to any refunds, replacements or extensions of existing debt permitted by the indenture for amounts not exceeding the principal amount of debt so refunded or extended at the time of the refunding or extension, and covering only the same property theretofore securing the same;

(j) deposits or pledges of assets as security for the performance of any contract or undertaking not directly or indirectly related to the borrowing of money or the securing of indebtedness, if made in the ordinary course of business;

(k) liens existing on the date of the indenture on our property or property of our subsidiaries;

(l) liens on any aircraft or equipment held by Boeing Capital or any subsidiary for lease to third parties, if such lien secures an obligation in respect of money borrowed which provides that recourse to Boeing Capital or such subsidiary shall not be had for the payment of such obligation;

(m) liens granted in connection with, or otherwise evidencing, the sale or securitization of accounts, leases, chattel paper, instruments, general intangibles or other financial assets of Boeing Capital or any subsidiary;

(n) liens in favor of Boeing Capital or its subsidiaries;

(o) liens to secure hedging obligations entered into the ordinary course of business to purchase any raw material or other commodity or to hedge risks or reduce costs with respect to the interest rate, currency or commodity exposure of Boeing Capital or its subsidiaries and not for speculative purposes; and

(p) in addition to the liens permitted by clauses (a) through (o) above, liens securing an aggregate principal amount of debt of Boeing Capital or its subsidiaries (not including debt secured by liens permitted by clauses (a) through (o) above) not in excess of 15% of consolidated assets.

You should read the applicable prospectus supplement for information about additional covenants that may be included in the terms of the debt securities.

Merger and Sales of Assets by Boeing Capital

Boeing Capital may consolidate or merge with or into any other entity, and Boeing Capital may convey, transfer or lease all or substantially all of its properties or assets to another person provided that:

(a) the entity formed by such consolidation or into which Boeing Capital is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of Boeing Capital substantially as an entirety shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and if such entity is not Boeing Capital, shall expressly assume, by an indenture supplement, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, (and premium, if any) and interest (including all additional amounts, if any) on all the debt securities and the performance of every covenant of the indenture on the part of Boeing Capital to be performed or observed;

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Boeing Capital or a subsidiary as a result of such transaction as having been incurred by Boeing Capital or a subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

(c) if, as a result of any such consolidation, merger, conveyance, transfer or lease, the properties or assets of Boeing Capital would become subject to a mortgage, pledge, lien, security interests or other encumbrance which would not be permitted by the indenture, Boeing Capital or such successor entity, as the case may be, shall take such steps as shall be necessary to effectively secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(d) Boeing Capital has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation (if the entity formed by such consolidation is not Boeing Capital), merger, conveyance, transfer or lease and such supplemental indenture comply with the terms of the indenture and that all conditions precedent provided for relating to such transaction shall have been complied with.

Events of Default, Notice and Waiver

The following events, with respect to the debt securities of a series are defined in the indenture as “events of default”:

•	the non-payment of any interest on the debt securities of that series extending 30 days beyond the date such interest payment became due;

•	non-payment of any principal of (or premium, if any, on) the debt securities of the applicable series as such payments become due;

•	default in the deposit of any sinking fund payment on the debt securities of that series when and as due;

•

default in the performance of any other covenant or warranty of Boeing Capital in the indenture which remains unremedied for a period of 90 days after notice of default by the holders of at least 25% in principal amount of the outstanding debt securities of that series or by the trustee;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in a supplemental indenture with respect to debt securities of a particular series.

You should read the applicable prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provisions relating to the principal amount of such original issue discount securities due upon acceleration upon the occurrence of an event of default and its continuation.

The trustee is required, within 90 days after the occurrence of any default with respect to the debt securities of any series which is known to the trustee and is continuing, to give to the holders of the applicable series of debt securities with respect to which such default has occurred notice of such default, provided, that, except in the case of default in the payment of principal, premium, if any (including any sinking fund payment) or interest, if any, on a series of debt securities with respect to which such default has occurred, the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the holders of the debt securities of such series.

If an event of default with respect to debt securities of any series then outstanding shall have occurred and be continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may declare the principal (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) and accrued interest of all the debt securities of such series to be due and payable immediately; provided, however, that in certain cases, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may rescind and annul such declaration and its consequences.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of debt securities of such series. The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

In certain cases, the holders of not less than a majority in principal amount of an outstanding series of debt securities may, on behalf of the holders of all debt securities of such series, and any coupons appertaining to such debt securities, waive any past default with respect to such series and its consequences except a default (1) in the payment of the principal, premium, if any, or interest (except to the extent that such interest has been paid), if any, on such series of debt securities with respect to which such default has occurred, or (2) in respect of a covenant or provision in the indenture which cannot be modified or amended without the consent of each holder of each debt security of the applicable series.

We are required to file annually with the trustee a certificate as to the absence of defaults under the indenture.

The occurrence of an event of default under the indenture may give rise to a cross-default under other series of debt securities issued under such indenture and other indebtedness of ours that may be outstanding from time to time.

Notices

Notices to holders of securities will be given by mail to the addresses of such holders as they appear in the security registers maintained by the trustee.

Modification of the Indenture

Modification and amendment of the indenture may be made by us and the trustee without the consent of any holder, for any of these purposes:

•	to evidence the succession of another entity to Boeing Capital;

•	to add to the covenants of Boeing Capital for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Boeing Capital;

•	to add additional events of default;

•	to change or eliminate any provision of the indenture; provided that any such change or elimination shall become effective only with respect to securities that are not then outstanding;

•	to secure the debt securities;

•	to establish the form or terms of unissued debt securities;

•	to provide for the acceptance of appointment by a successor trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture;

•

to add guarantors or co-obligors with respect to any series of securities, or to release guarantors from their guarantees of securities in accordance with the terms of the applicable series of securities; or

•	to make any change in any series of securities that does not adversely affect in any material respect the interests of the holders of such securities.

Modification and amendment of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of an affected series; provided, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of the debt securities or the rate of interest on the debt securities or any premium payable upon the redemption of the debt securities;

•	change any obligation of Boeing Capital to pay additional amounts, as provided in the indenture;

•	change the place or currency of payment in which any debt security or any premium or interest on the debt securities is payable;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt securities;

•	reduce the above-stated percentage of outstanding debt securities necessary to modify or amend the indenture, or reduce the requirements for quorum or voting;

•	change any obligation of Boeing Capital to maintain an office or transfer agency;

•	with respect to the senior securities, reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity of the debt securities; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default or compliance with certain restrictive provisions.

Discharge and Defeasance

Under the indenture, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such debt securities have become due and payable) or to the maturity of the debt securities or redemption date, as the case may be, along with an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been complied with.

The indenture further provides that, if applicable to the debt securities of any series, we may elect to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (“defeasance”) upon the irrevocable deposit by us with the trustee, in trust, of an amount of money or U.S. government obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, (i) the defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound, (ii) no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of such a trust and (iii) we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and such opinion of counsel must refer to and be based upon a letter ruling of the IRS received by us, a revenue ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

The terms of the subordination of any subordinated debt securities will be set forth in the applicable prospectus supplement.

Issuance of Securities in Registered Form

Book-Entry Holders. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement or term sheet. This means debt securities will be represented by one or more global securities registered in the name of a depositary. Financial institutions that participate in the depositary’s book-entry system will hold beneficial interests in the debt securities held by or on behalf of the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary or its nominee as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which, in turn, will pass the payments along to their customers who are the beneficial owners. The depositary and its participants will do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities or the indenture.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through an indirect participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders of the debt securities.

Street Name Holders. In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, the prospectus supplement or term sheet whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices,

•	whether it imposes fees or charges,

•	how it would handle a request for the holders’ consent, if ever required,

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Governing Law

The indenture is and, unless otherwise indicated in a prospectus supplement, the debt securities will be governed by and construed in accordance with the laws of the State of New York.

HOW WE PLAN TO DISTRIBUTE THE DEBT SECURITIES

Method of Distribution

We may sell the debt securities to or through underwriters, to be designated from time to time, and we also may sell debt securities directly to investors or through agents or broker-dealers. In addition, we may authorize agents of Boeing Capital to solicit and receive offers from certain institutions to purchase the debt securities. Any distributor to whom or through whom we will sell debt securities will be named in the applicable prospectus supplement. Each prospectus supplement will describe the method of distribution for the debt securities offered in connection with such prospectus supplement, including the names of any underwriters or agents, the purchase price and the proceeds we will receive from the sale and any securities exchanges on which the securities of the series may be listed.

Pricing

The debt securities may be sold from time to time in one or more transactions at:

•	a fixed price or prices, subject to change;

•	market prices prevailing at the time of sale;

•	prices relating to prevailing market prices; or

•	negotiated prices.

We may determine the price or other terms of the debt securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus. The debt securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom we sell debt securities for public offering and sale may make a market in those debt securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.

Compensation to Distributors of the Debt Securities

We or purchasers of debt securities through agents or underwriters may pay compensation to the distributors of the debt securities. Such compensation may be discounts, concessions or commissions. This compensation, as well as profit received by distributors in connection with the resale of debt securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Each prospectus supplement will describe any distributor receiving compensation from us deemed to be “underwriting discounts and commissions” under the Securities Act and the compensation received by the distributor.

Indemnification of Distributors of the Debt Securities

We may enter into agreements with distributors of the debt securities to indemnify them against and provide contribution toward certain liabilities, including liabilities under the Securities Act.

Other Information

Some distributors of the debt securities or affiliates of such persons may perform services for Boeing Capital or engage in transactions with Boeing Capital in the ordinary course of business. In connection with the distribution of the debt securities, Boeing Capital may enter into swap or other hedging transactions with, or arranged by, distributors of the debt securities or affiliates of such persons. These distributors or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL MATTERS

The validity of the debt securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2011 and 2010; June 30, 2011 and 2010; and September 30, 2011 and 2010 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file reports and other information with the SEC. You can inspect and copy these materials at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also find our SEC filings at the SEC’s Internet website at http://www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference:

•	our annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 9, 2011;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2011, filed April 27, 2011; June 30, 2011, filed July 27, 2011; and September 30, 2011, filed October 26, 2011;

•	our current report on Form 8-K dated July 28, 2011, filed August 2, 2011; and

•

all information filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until such time as all the securities covered by this prospectus have been sold.

We are not, however, incorporating by reference any documents or portions of documents, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 and 7.01 of Form 8-K.

We will make available free of charge, upon request, copies of this prospectus and any document incorporated by reference in this prospectus, other than exhibits to these documents that are not specifically incorporated by reference into those documents, by writing or telephoning

Boeing Capital Corporation

PO Box 3707, MC 6Y1-00

Seattle, Washington 98124-2207

Attention: Treasury Department

Telephone: (425) 965-4000

Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any subsequently filed document which is also incorporated or deemed incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCES

The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except for the registration fee.

Registration Fee	$(1)
Fees and Expenses of Accountants	(2)
Fees and Expenses of Counsel	(2)
Fees and Expenses of Trustee	(2)
Printing Expenses	(2)
Rating Agency Fees	(2)

Total	$(2)

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee. The registration fee will be paid at the time of any particular offering of debt securities under the registration statement and is therefore not currently determinable.
(2)	These expenses are calculated in part based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Article XXIII of Boeing Capital’s by-laws and resolutions adopted by Boeing Capital’s board of directors contain provisions for indemnification of its directors and officers consistent with the provisions of said Section 145.

Boeing Capital’s by-laws provide, in substance, that each person made a party or threatened to be made a party to any type of proceeding, by reason of the fact that he or she is or was a director or officer of Boeing Capital or that, being or having been such a director or officer or an employee of Boeing Capital, he or she is or was serving at the request of an executive officer of Boeing Capital as a director, officer, employee or agent of another corporation, will be indemnified and held harmless by Boeing Capital to the full extent permitted by the Delaware General Corporation Law, against all expense, liability and loss actually and reasonably incurred by such person in connection therewith. In certain cases, the indemnified party will be entitled to the advancement of certain expenses relating to indemnification.

Article VII, Section 4 of Boeing’s by-laws also provides in effect that Boeing shall provide certain indemnification to persons who serve as directors or officers of Boeing Capital at the request of Boeing under certain circumstances.

Officers and directors of Boeing Capital (as a Boeing subsidiary) are covered by insurance (subject to the terms, conditions and limitations of the insurance policies) for claims against them that involve “wrongful acts” including any error, misstatement, misleading statement, act, omission, neglect or breach of duty actually or allegedly committed or attempted in their capacities as such or any matters claimed against them solely be reason of their serving in such capacities.

ITEM 16.	LIST OF EXHIBITS

1	Form of Underwriting Agreement

4(a)	Indenture between Boeing Capital Corporation and Deutsche Bank Trust Company Americas, dated as of November 10, 2011

4(b)	Form of Senior Security*

4(c)	Form of Subordinated Security*

5	Opinion of Kirkland & Ellis LLP

12	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Boeing Capital’s Form 10-Q for the quarter ended September 30, 2011)

15	Letter re unaudited interim financial information

23(a)	Consent of Independent Registered Public Accounting Firm

23(b)	Consent of Kirkland & Ellis LLP (included in Exhibit 5)

24	Power of Attorney (included on signature page)

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(b)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement: and

(b)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Renton and State of Washington, on the 10th day of November, 2011.

BOEING CAPITAL CORPORATION

By:	/s/ Michael J. Cave
Michael J. Cave
President

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of Boeing Capital Corporation, a Delaware corporation, hereby constitutes and appoints Michael J. Cave and Kelvin E. Council, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James A. Bell James A. Bell	Chairman and Director	November 10, 2011

/s/ Michael J. Cave Michael J. Cave	Director and President (Principal Executive Officer)	November 10, 2011

/s/ Kelvin E. Council Kelvin E. Council	Vice President and Chief Financial Officer (Principal Financial Officer)	November 10, 2011

/s/ Kevin J. Murphy Kevin J. Murphy	Controller (Principal Accounting Officer)	November 10, 2011

/s/ David A. Dohnalek David A. Dohnalek	Director	November 10, 2011

/s/ J. Michael Luttig J. Michael Luttig	Director	November 10, 2011

EXHIBIT INDEX

1	Form of Underwriting Agreement

4(a)	Indenture between Boeing Capital Corporation and Deutsche Bank Trust Company Americas, dated as of November 10, 2011

4(b)	Form of Senior Security*

4(c)	Form of Subordinated Security*

5	Opinion of Kirkland & Ellis LLP

12	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Boeing Capital’s Form 10-Q for the quarter ended September 30, 2011)

15	Letter re unaudited interim financial information

23(a)	Consent of Independent Registered Public Accounting Firm

23(b)	Consent of Kirkland & Ellis LLP (included in Exhibit 5)

24	Power of Attorney (included on signature page)

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.